UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 21, 2010

TIBCO Software Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26579	77-0449727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Hillview Avenue

Palo Alto, California 94304-1213

(Address of principal executive offices, including zip code)

(650) 846-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On December 21, 2010, TIBCO Software Inc. (“TIBCO”) issued a press release announcing its financial results for its fourth fiscal quarter and fiscal year ended November 30, 2010, the text of which is furnished herewith as Exhibit 99.1.

The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events

On December 21, 2010, TIBCO issued a press release announcing that its board of directors had approved a stock repurchase program pursuant to which it may repurchase up to $300 million of its outstanding common stock on the open market or through privately negotiated transactions. A copy of the press release announcing the repurchase program is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of TIBCO Software Inc. dated December 21, 2010.

99.2	Press Release of TIBCO Software Inc. dated December 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIBCO Software Inc.

By:	/s/ Sydney L. Carey
Sydney L. Carey Executive Vice President, Chief Financial Officer

Date: December 21, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of TIBCO Software Inc. dated December 21, 2010.

99.2	Press Release of TIBCO Software Inc. dated December 21, 2010.